UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

Wolverine World Wide, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan	49351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Wolverine World Wide, Inc. (“Wolverine”) has historically provided cash-based incentive bonus programs to certain executives based on Wolverine’s achievement of pre-determined performance goals over a three-year period. For the 2009-2011 performance period, the Compensation Committee of the Board of Directors of Wolverine (the “Committee”) determined to offer equity-based incentives under the three-year bonus program rather than cash-based incentives. Under the equity-based incentive program, shares of restricted Wolverine common stock were granted at the start of the performance period to Wolverine’s named executive officers in the amounts set forth below. Instead of receiving a cash payment at the end of the 2009-2011 performance period based on Wolverine’s performance during the period, restrictions on these shares will lapse if, and only to the extent that, Wolverine meets certain performance criteria for the period. Any remaining performance shares with respect to which the restrictions do not lapse will be forfeited.

Pursuant to the incentive compensation program described above, on February 10, 2009, the Committee granted long term equity incentive compensation awards of restricted common stock to Wolverine’s named executive officers as follows: Blake W. Krueger, CEO & President, 63,821 shares; Donald T. Grimes, Senior Vice President, CFO and Treasurer, 21,491 shares; James D. Zwiers, Senior Vice President, 12,307 shares; Kenneth A. Grady, General Counsel and Secretary, 7,613 shares; Pamela L. Linton, Senior Vice President of Human Resources, 12,156 shares; and Nicholas P. Ottenwess, Senior Vice President – Operations, Outdoor Group, 7,753 shares.

The awards were issued pursuant to restricted stock award agreements under Wolverine’s Amended and Restated Stock Incentive Plan of 2005. The pre-determined performance goals for the 2009-2011 performance period are based on cumulative earnings per share and cumulative business value added (BVA), weighted 65% and 35%, respectively. BVA is a measure of economic value based on net after-tax operating income and asset utilization. A determination of the number of shares, if any, upon which the restrictions will lapse is scheduled to be made in February 2012.

In addition to meeting performance-based requirements, restrictions will only lapse if the executive is still employed by Wolverine at the time the restrictions would otherwise lapse. Under specified circumstances, if the executive’s employment is terminated before the end of a three-year performance period due to death, disability or retirement, restrictions will lapse with respect to a number of shares in proportion to the amount of time under the performance period that has elapsed and the satisfaction of the performance criteria during the three-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2009	WOLVERINE WORLD WIDE, INC.
(Registrant)

/s/ Kenneth A. Grady

Kenneth A. Grady
General Counsel and Secretary